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                                                                      EXHIBIT 5


                 [HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]



                              September 15, 1997


MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244


                         MedPartners, Inc.
                     Re: Registration Statement on Form S-3
                             Our File No.: 48367-073


Gentlemen:


     We have served as counsel for MedPartners, Inc., a Delaware corporation (the "Company" or "MedPartners"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission on September 15, 1997 (the "Registration Statement"), of $17,500,000 principal amount of its _____% Senior Notes due 2000 (the "Notes"). This Registration Statement has been filed pursuant to Rule 462(b) and incorporates the contents of the Company's Registration Statement on Form S-3 (File No. 333-30923). This opinion is furnished to you pursuant to the requirements of Form S-3.


     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the formation of the Company and to the authorization and issuance of the Notes as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.  The Notes have been duly authorized; and


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     2. Upon issuance, sale and delivery of the Notes as contemplated by the
Registration Statement, the Notes will be legally issued, fully paid and nonassessable and will constitute the valid and binding obligations of the Company.

     We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                             Very truly yours,

                                             HASKELL SLAUGHTER & YOUNG, L.L.C.

                                             By:/s/ Robert E. Lee Garner
                                                --------------------------------
                                                Robert E. Lee Garner